UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Order Form Agreement with IBM

On December 19, 2006, the Company, through its wholly owned German subsidiary Chordiant Software International GmbH, entered into an Order Form Agreement (the “Agreement”) with IBM Deutschland GmbH, a German subsidiary of International Business Machines Corporation (“IBM”). IBM is one of the Company’s business alliance partners. IBM and the Company have entered into a strategic relationship agreement which includes a joint marketing program and a technology partnership. IBM provides selling and support efforts to the Company. The Company has also trained professionals at IBM for the implementation and support of Chordiant solutions. IBM also voluntarily provides the Company with early releases of new technology platforms, education related to those platforms and limited access to its technical resources to facilitate adoption of its technology.

The material terms of the Agreement are:

1. The Company has agreed to license certain of its software to IBM’s customer, Deutsche Angestellten-Krankenkasse (“DAK”) a large German health insurance provider, pursuant to a license agreement (the “License Agreement”) between Chordiant Software International GmbH and DAK. The License Agreement has been executed.
2. IBM will pay the Company a license fee of €11,017,000. The total amount is payable within ten days of December 19, 2006.
3. There will be no charge for support and maintenance through December 31, 2009. Thereafter support and maintenance will be provided at the option of DAK for a fee payable to Chordiant of equal to €1,440,000 per annum.
4. As part of this license, DAK received a 20,000 seat concurrent user license to use Chordiant Call Center Advisor Browser, which is necessary for DAK’s employees and contractors to access the functionality of certain of the other Software Products licensed under the License Agreement.
5. DAK has the right to purchase additional concurrent user licenses of the Call Center Advisor Browser from Chordiant for €3,330,000 for each 10,000 seat increment with support available at€532,800 per annum, commencing at the time such additional concurrent user licenses are acquired by DAK.
6. IBM is responsible for the installation of the software.

Anticipated Accounting Treatment for Financial Reporting Purposes:

Because support and maintenance is being provided at no cost through December 31, 2009, a portion of the license fees currently estimated to aggregate €4.3 million, will be reallocated to support and maintenance revenue and recognized over the three year period ending December 31, 2009. The accounting treatment and the timing of the revenue recognition for the remaining license revenue of approximately €6.7 million has yet to be finalized. Factors that impact this accounting include the level of services, if any, that the Company may perform for DAK or IBM. These estimates have yet to be finalized, as IBM is responsible for the installation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President , and Chief Executive Officer